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EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of The Smith & Wollensky Restaurant Group, Inc. (the "Company") on Form 10-K for the period ending December 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Alan Stillman, Chief Executive Officer of the Company, and Alan Mandel, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to 906 of the Sarbanes—Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  (2)
  The information contained in the Report fairly presents, in all material respect, the financial condition and results of operations of the Company.

Date March 26, 2004	By:	/s/ ALAN N. STILLMAN Alan N. Stillman Chairman of the Board, Chief Executive Officer and Director principal executive officer)
Date March 26, 2004	By:	/s/ ALAN M. MANDEL Alan M. Mandel Chief Financial Officer, Executive Vice President of Finance, Secretary and Treasurer (principal financial and accounting officer)

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1